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Exhibit 99.1

         The Prospectus enclosed herewith contains a complete description of the exchange offer.

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

        This document relates to the exchange offer and consent solicitation (as defined below) made by Grupo TMM, S.A. (the "Company") pursuant to the Prospectus and Solicitation Statement dated                        , 2004 (the "Prospectus") and this Letter of Transmittal (the "Letter of Transmittal"). All terms and conditions contained in the Prospectus are deemed to be incorporated in and form a part of this Letter of Transmittal. Therefore, you are urged to read the Prospectus carefully. The terms and conditions contained in the Prospectus, together with the terms and conditions of this Letter of Transmittal and the instructions herein, are collectively referred to herein as the terms and conditions. Terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

        As an alternative to the exchange offer but on substantially similar terms to the exchange offer, we are also concurrently soliciting votes for a voluntary U.S. Chapter 11 bankruptcy, which we refer to as the "U.S. prepackaged plan."

LETTER OF TRANSMITTAL
Relating to the offer by
GRUPO TMM, S.A.
to Exchange

Senior Secured Notes due 2007 (the "New Notes")
(Unconditionally guaranteed on a senior secured basis by certain wholly owned direct and indirect subsidiaries of Grupo TMM, S.A.), for outstanding 9 1/2% Notes due 2003 and 10 1/4% Senior Notes due 2006 of Grupo TMM, S.A. (the "Existing Notes")
Pursuant to the prospectus

And

Solicitation of Consents to Amend the Indenture governing the
10 1/4% Senior Notes due 2006 (the "consent solicitation");

And

Solicitation of acceptances to a U.S. prepackaged plan of reorganization.

        The exchange offer and consent solicitation for and with respect to the Existing Notes will expire at 11:59 p.m., New York City time, on             2004, unless extended in accordance with the Prospectus (the "expiration date").

        TRANSMISSION OF INSTRUCTIONS AS DESCRIBED HEREIN WILL NOT CONSTITUTE A VOTE ON THE U.S. PREPACKAGED PLAN. TO VOTE TO ACCEPT OR REJECT THE U.S. PREPACKAGED PLAN, YOU MUST COMPLETE THE BALLOT INCLUDED WITH THIS PACKAGE AND DELIVER IT AS DESCRIBED THEREIN.

        If you wish to participate in the exchange offer, you must tender your notes on or after                        , 2004. Tenders for exchange of Existing Notes that are made on or after the date of the Prospectus are irrevocable and may not be withdrawn, except in the event the Company materially amends the terms of the exchange offer or waives a condition, or except as required under applicable law.

        Holders that currently hold their Existing Notes in physical form are urged to contact a broker, dealer, commercial bank, trust company or other custodian that has an account at DTC and can act on the holder's behalf.

        Questions regarding the exchange offer, the consent solicitation or this Letter of Transmittal should be directed to the solicitation agent, Innisfree M&A Incorporated (the "solicitation agent"), at the following telephone numbers: 877-750-2689.

        The Bank of New York will be the exchange agent (the "exchange agent") for the exchange offer.

        Existing Notes tendered in the exchange offer must be in denominations of $1,000 principal amount and multiples of $1,000. Any holder who would otherwise receive a fractional interest in the New Notes will have its distribution of New Notes rounded up to the nearest whole dollar amount if the fractional interest in the New Notes would be greater than or equal to $0.50 and rounded down to the nearest whole dollar if the fractional interest in the New Notes would be less than $0.50.

        When you tender your Existing Notes, and we accept the Existing Notes, a binding agreement between you and us will be created, subject to the terms and conditions set forth in the Prospectus and the enclosed Letter of Transmittal.

        If your Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender them in the exchange offer, you should promptly contact the person in whose name the Existing Notes are registered and instruct that person to tender on your behalf.

        If your Existing Notes are held by you as physical certificates registered in your name, and you wish to tender them in the exchange offer, you must (a) deliver these Existing Notes to a broker, dealer, commercial bank, trust company or other custodian that can act on your behalf and that has an account at DTC, and (b) instruct this custodian to tender your Existing Notes on your behalf. We are requiring this because the New Notes will be available only in book-entry form through accounts at DTC. Since you would, in any event, be required to provide a DTC account that could receive the New Notes, we are requiring that you tender your Existing Notes through a DTC account also. If you need any assistance with this, contact the solicitation agent at its phone number listed on the back cover page of the Prospectus.

        If your Existing Notes are held through Euroclear or Clearstream, Luxembourg, you must comply with the procedures established by Euroclear or Clearstream, Luxembourg, as applicable, for the exchange offer. Euroclear and Clearstream, Luxembourg intend to collect from their direct participants (a) instructions to (1) tender Existing Notes held by them on behalf of their direct participants in the exchange offer, (2) "block" any transfer of Existing Notes so tendered until the completion of the exchange offer and (3) debit their account on the settlement date in respect of all Existing Notes accepted for exchange by the Company and (b) irrevocable authorizations to disclose the names of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, Euroclear and Clearstream, Luxembourg will advise, indirectly, the exchange agent of the amount of Existing Notes being tendered and other required information. Euroclear and Clearstream, Luxembourg may impose additional deadlines in order to process properly these instructions. As a part of tendering through Euroclear or Clearstream, Luxembourg, you are required to become aware of any such additional deadlines.

        As of the date of the Prospectus, a majority of the Existing Notes are held by the nominee of DTC. These Existing Notes are recorded on DTC's books in the names of DTC participants (each a "DTC participant"), who hold the Existing Notes for beneficial owners or other custodians.

        The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program ("ATOP"). Accordingly, a DTC participant may only tender Existing Notes by electronically transmitting its acceptance of the exchange offer through the ATOP Procedures. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at

DTC, and send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering Existing Notes that are the subject of such confirmation of book-entry transfer and that such DTC participant has received and agrees to be bound by the terms of this Letter of Transmittal and that we may enforce the terms of this Letter of Transmittal against such DTC participant.

        The exchange agent will make a request to establish an account with respect to the Existing Notes at DTC for purposes of the exchange offer within two business days after the date of the Prospectus. In order for a book-entry transfer to constitute a valid tender of your Existing Notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your Existing Notes into the exchange agent's account at DTC prior to the expiration date. Although you need not deliver a completed Letter of Transmittal when you tender your Existing Notes by book-entry delivery, you are still bound by the terms of this Letter of Transmittal.

TENDER OF EXISTING NOTES

        Accrued interest in respect of the Existing Notes will be paid by deposit of New Notes with DTC as set forth in the Prospectus, and New Notes will be issued by deposit in book-entry form with the exchange agent. Failure to provide the information necessary to effect delivery of New Notes will render such holder's tender defective, and the Company will have the right, which it may waive, to reject such tender without notice.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

DTC participants identified in an agent's message in respect of the exchange offer will be deemed to have signed this Letter of Transmittal and are each referred to herein as an "undersigned."

Ladies and Gentlemen:

        Pursuant to the exchange offer and consent solicitation by Grupo TMM, S.A. (the "Company"), and upon the terms and subject to the conditions set forth in the Prospectus and Solicitation Statement dated                        , 2004 (the "Prospectus") and this Letter of Transmittal (the "Letter of Transmittal"), the undersigned hereby tenders to the Company the aggregate principal amount of Existing Notes indicated in the related book-entry confirmation sent to the exchange agent entitled "Description of Existing Notes Tendered and in Respect of which Consent is Given" and acknowledges and agrees that, subject to the terms and conditions, such tender shall constitute the delivery of a consent to the consent solicitation with respect to any 10 1/4 Senior Notes due 2006 (the "2006 notes") so tendered.

        The undersigned understands that 2006 notes tendered pursuant to the exchange offer must be accompanied by valid consent to the consent solicitation. The act of tendering will be deemed to be the giving of consent to the consent solicitation with respect to the Existing Notes tendered hereby such that no separate consent need be provided. The undersigned understands that any consent delivered hereby is irrevocable and may not be withdrawn at any time except under the limited circumstances described in the Prospectus, including in circumstances in which we make a material amendment to the exchange offer or waive a material condition thereto, or except as required by applicable law. The undersigned understands that any tender prior to                        , 2004 is null and void.

        The undersigned understands that validly tendered Existing Notes (or defectively tendered Existing Notes with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the exchange agent. The undersigned understands that subject to the terms and conditions, Existing Notes properly tendered and accepted (and not validly withdrawn) in accordance with such terms and conditions will be exchanged for New Notes. The undersigned understands that, under certain circumstances, the

Company may not be required to accept any of the Existing Notes tendered (including any such Existing Notes tendered after the Expiration Date). If any Existing Notes are not accepted for exchange for any reason (or if Existing Notes are validly withdrawn), such unexchanged (or validly withdrawn) Existing Notes will be returned without expense to the undersigned's account at DTC as promptly as practicable after the expiration or termination of the exchange offer.

        Subject to and effective upon the Company's acceptance for exchange of the principal amount of the Existing Notes tendered hereby, upon the terms and conditions, the undersigned hereby:

        1.     irrevocably sells, assigns and transfers to or upon the order of the Company's nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Existing Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes;

        2.     waives any and all rights with respect to the Existing Notes tendered hereby (including, without limitation, any existing or past defaults and their consequences in respect of such Existing Notes); and

        3.     releases and discharges the Company, the Trustees in respect of the indentures governing the Existing Notes from any and all claims the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby, including, without limitation, any and all claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby (other than as expressly provided in the Prospectus and in this Letter of Transmittal) or to participate in any redemption or defeasance of the Existing Notes tendered hereby.

        The undersigned understands that tender of Existing Notes pursuant to the procedures described in the Prospectus and in the instructions in this Letter of Transmittal and acceptance of such Existing Notes by the Company constitutes a binding agreement between the undersigned and the Company upon the terms and conditions.

        All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        The undersigned hereby represents, warrants and agrees that:

        1.     it has received the Prospectus;

        2.     it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the Existing Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal and make the representations, warranties and agreements made hereby, and has full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered hereby;

        3.     the Existing Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

        4.     it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

        5.     in evaluating the exchange offer and in making its decision whether to participate therein by submitting a Letter of Transmittal and tendering its Existing Notes, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by us, the exchange agent or the information agent other than those contained in the Prospectus (as supplemented to the expiration date);

        6.     the tender of Existing Notes shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the Prospectus;

        7.     the tender of Existing Notes to the exchange agent shall, subject to the terms and conditions of the exchange offer generally, constitute the irrevocable appointment of the exchange agent as its attorney-in-fact and agent, and an irrevocable instruction to such attorney-in-fact and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney-in-fact and agent in relation to the Existing Notes tendered hereby in favor of us or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the attorney-in-fact's and agent's opinion and other document(s) of title relating to such Existing Notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney-in-fact or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees such Existing Notes;

        8.     if it is a broker-dealer that will receive the New Notes for its own account in exchange for Existing Notes, it will not be deemed to acknowledge that it is an "Underwriter" in the meaning of the Exchange Act.

        9.     the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal which shall be read and construed accordingly; and

        10.   the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its participation in the exchange offer or its acquisition of the New Notes are no longer accurate, it will promptly notify us.

        For purposes of this Letter of Transmittal, the "beneficial owner" of any Existing Notes shall mean any holder that exercises sole investment discretion with respect to such Existing Notes.

        We will give oral (promptly confirmed in writing) or written notice of any delay, termination, extension or amendment of the exchange offer to the exchange agent and the holders of Existing Notes. If the exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer to ensure that it remains open for a period sufficient to allow holders the opportunity to consider information regarding such change (or, if applicable, such longer period as is required by law) from the date that such material change is first published or sent or given to the holders of Existing Notes. Five business days will be deemed a sufficient period for these purposes, except that in the event that the exchange offer is amended to change either the percentage of Existing Notes being sought or the consideration offered, we will ensure that the exchange offer remains open for a period of at least 10 days following such notice. Any change in the consideration offered to holders of Existing Notes pursuant to the exchange offer will be paid to all holders whose Existing Notes have previously been tendered and not withdrawn pursuant to the exchange offer. There can be no assurance that we will exercise our right to extend, terminate or amend the exchange offer.

        We will announce any extension, amendment or termination of the exchange offer by 9:00 a.m., New York City time, on the business day following such action through a press release or such other means of announcement as we deem appropriate. Without limiting the manner in which we may choose to make such announcements, a press release given to the Dow Jones News Service, with a copy to DTC, Euroclear and Clearstream, Luxembourg, will, in all cases, be deemed sufficient means of announcement.

        The undersigned hereby tenders to the Company, and consents to the consent solicitation with respect to the Existing Notes that are the subject of the book-entry confirmation.

INSTRUCTIONS FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER

        1.     Deemed Delivery of Letter of Transmittal. All holders whose Existing Notes are held through DTC must tender their Existing Notes through DTC's ATOP procedures and shall be bound by, but need not complete, this Letter of Transmittal. A confirmation of a properly transmitted agent's message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent on or prior to the expiration date. Any financial institution that is a participant in DTC may electronically transmit its acceptance of the exchange offer by causing DTC to transfer Existing Notes to the exchange agent in accordance with DTC's ATOP procedures for such transfer on or prior to the expiration date. Any acceptance or agent's message delivered through ATOP is at the option and risk of the tendering holder. Neither the Company nor the exchange agent is under any obligation to notify any tendering holder of Existing Notes of the Company's acceptance of tendered Existing Notes prior to the expiration date.

        If your Existing Notes are held through Euroclear or Clearstream, Luxembourg, you must comply with the procedures established by Euroclear or Clearstream, Luxembourg, as applicable, for the exchange offer. Euroclear and Clearstream, Luxembourg intend to collect from their direct participants (a) instructions to (1) tender Existing Notes held by them on behalf of their direct participants in the exchange offer, (2) "block" any transfer of Existing Notes so tendered until the completion of the exchange offer and (3) debit their account on the settlement date in respect of all Existing Notes accepted for exchange by the Company and (b) irrevocable authorizations to disclose the names of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, Euroclear and Clearstream, Luxembourg will advise, indirectly, the exchange agent of the amount of Existing Notes being tendered and other required information. Euroclear and Clearstream, Luxembourg may impose additional deadlines in order to process properly these instructions. As a part of tendering through Euroclear or Clearstream, Luxembourg, you are required to become aware of any such additional deadlines.

        2.     Delivery of the New Notes. Accrued interest in respect of the Existing Notes will be paid by deposit of New Notes with DTC in the amount set forth in the Prospectus, and New Notes will be issued by deposit in book-entry form with the exchange agent.

        3.     Amount of Tenders. The Existing Notes may be tendered and will be accepted for exchange in denominations of $1,000 principal amount and integral multiples thereof, and New Notes will be issued in $1 principal amount and integral multiples thereof.

        The New Notes will be issued and accrued interest in respect of the Existing Notes will be paid through the issuance of New Notes as provided in the Prospectus, on the Settlement Date, which will be the third business day following the expiration date, or as soon as practicable thereafter.

        4.     Transfer Taxes. Except as set forth in this Instruction 4, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Existing Notes to it, or to its order, pursuant to the exchange offer. If payment is to be made to, or if Existing Notes not tendered or purchased are to be registered in the name of, any persons other than the registered holder, or if tendered Existing Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        5.     Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Existing Notes not in proper form or any Existing Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in tenders of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. None of the Company, the solicitation agent, the exchange agent, or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification.

        Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders of Existing Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date or the withdrawal or termination of the exchange offer.

        6.     Waiver of Conditions. The conditions to the exchange offer are for our sole benefit and may be waived by us in whole or in part, and with respect to either or both series of the existing notes in our reasonable discretion.

        7.     No Withdrawal. Tenders for exchange of Existing Notes that are made on or after the date of the Prospectus are irrevocable and may not be withdrawn except in the event the Company materially amends the terms of the exchange offer or waives a condition, or except as required under applicable law.

        8.     Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus, this Letter of Transmittal and Form W-9 may be directed to the solicitation agent at the address and telephone number indicated herein.

        IMPORTANT: In order to validly tender Existing Notes pursuant to the exchange offer, an agent's message and all other required documents, must be received by the exchange agent on or prior to the expiration date.

IMPORTANT TAX INFORMATION

        Under U.S. federal income tax law, a tendering holder (a "Holder") may be subject to backup withholding tax with respect to the delivery by the exchange agent of the exchange offer, unless such Holder provides the Company (as payer), through the Exchange Agent, with either (i)(a) such Holder's correct taxpayer identification number ("TIN") on Form W-9 (which may be obtained on the Internal Revenue Service website at www.irs.gov) certifying that the TIN provided on Form W-9 is correct (or that such Holder has applied for a TIN); (b) certification that (A) the Holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding tax as a result of a failure to report all interest or dividends or (B) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding tax; and (c) that the Holder is a United States person or (ii) an adequate basis for exemption from backup withholding tax. Failure to provide such Holder's taxpayer identification number on Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. Exempt Holders should indicate their exempt status on Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed appropriate Internal Revenue Service Form W-8 (which the Exchange Agent will provide upon request or which may be obtained on the Internal Revenue Service website at www.irs.gov) signed under penalty of perjury, attesting to the Holder's exempt status.

        The exchange agent for the exchange offer is:

The Bank of New York 101 Barclay Street, Floor 21W New York, NY 10286

        Any questions or requests for assistance or for additional copies of the Prospectus, this Letter of Transmittal, or related documents may be directed to the solicitation agent at its telephone number set forth below. A holder of Existing Notes may also contact such holder's custodian bank, depositary, broker, trust company or other nominee for assistance concerning the exchange offer and consent solicitation.

        The solicitation agent for the exchange offer is:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10286 877-750-2689

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EXHIBIT 99.1 - LETTER OF TRANSMITTAL, Relating to the offer by GRUPO TMM, S.A. to Exchange